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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-74817 and 33-82040) of Main Place Funding, LLC and Main Place Real Estate Investment Trust, predecessor to Main Place Funding, LLC, respectively, of our report dated February 8, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 27, 2002

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